SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             GREENBRIAR CORPORATION
                  (Name of Registrant As Specified in Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         .......................................................................
     2)  Form, Schedule or Registration Statement No.:
         .......................................................................
     3)  Filing Party:
         .......................................................................
     4)  Date Filed:
         .......................................................................

                             GREENBRIAR CORPORATION
                               4265 Kellway Circle
                              Addison, Texas 75001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 4, 1999






Dear Stockholders of Greenbriar Corporation:

     You are cordially invited to attend the annual meeting of stockholders of Greenbriar Corporation to be held at 10:00 a.m., local time on June 4, 1999, at 4265 Kellway Circle, Addison, Texas 75001, to consider and vote upon the following matters:

              Proposal 1.  Election of  one Class I director and three Class  II directors to hold office in accordance with the Articles of Incorporation and Bylaws of the company; and

              Proposal 2.  Ratification of the selection of Grant Thornton,  LLP as the company's auditors.

     Only stockholders of record at the close of business on April 12, 1999 can vote at the meeting.

     You are cordially invited to attend the annual meeting in person. Even if you plan to attend the meeting, you are still requested to sign, date and return the accompanying proxy in the enclosed addressed envelope. If you attend, you may vote in person if you wish, even though you have sent your proxy.

By Order of the Board of Directors



Robert L. Griffis, Secretary

April 28, 1999

                             GREENBRIAR CORPORATION
                               4265 Kellway Circle
                              Addison, Texas 75001
                                  (972)407-8400

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 4, 1999


     The company is sending this proxy statement and the accompanying proxy card to the holders of common stock, and Series B and Series D preferred stock, of Greenbriar Corporation, in connection with a solicitation of proxies by the board of directors of the company from the stockholders for use at the annual meeting of stockholders of the company. We are mailing this proxy statement and the enclosed form of proxy beginning on or about April 28, 1999.



                          VOTING AND PROXY INFORMATION
Who May Vote

     Holders of record of common stock and Series B and D preferred stock at the close of business on April 12, 1999 are entitled to receive notice of and to vote at the annual meeting. At the close of business on the record date there were outstanding 6,733,579 shares of common stock, 615 shares of Series B preferred Stock, and 675,000 shares of Series D preferred stock, the only outstanding securities of the company entitled to vote at the annual meeting. The common stock is held by approximately 3,000 stockholders of record, and all series of preferred stock are closely held.

Required Votes

     Each stockholder is entitled to one vote per share on all matters properly brought before the stockholders at the annual meeting. Such votes may be cast in person or by proxy. Abstentions may be specified as to the approval of any of the Proposals and will have the effect of a vote against the Proposals. Under the rules of the American Stock Exchange, brokers holding shares for customers have authority to vote on certain matters when they have not received instructions from the beneficial owners and do not have such authority as to certain other matters. The Exchange rules allow member firms of the Exchange to vote on both Proposals without specific instructions from beneficial owners.

     The directors will be elected by a plurality of the votes cast in person or by proxy. The Proposal to ratify the selection of independent accountants will require the affirmative vote of the holders of a majority of the voters present in person and by proxy at the meeting and entitled to vote.

How to Vote

     Votes may be cast in person at the annual meeting or by proxy using the enclosed proxy card. A facsimile of the proxy will be accepted. All shares of common stock and preferred stock that are represented at the annual meeting by properly executed proxies received by the company prior to or at the annual meeting and not revoked will be voted at the annual meeting in accordance with the instructions indicated in their proxies. Unless instructions to the contrary are specified in the proxy, each such proxy will be voted FOR the election as a director of the nominees listed herein and for approval of the other Proposal.

Proxies Can Be Revoked

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the company, before the vote is taken at the annual meeting, a written notice of revocation bearing a date later than the date of the proxy, duly executing and delivering a subsequent proxy relating to the same shares or attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation should be sent to: Corporate Secretary, Greenbriar Corporation, 4265 Kellway Circle, Addison, Texas 75001.

Expenses of Solicitation

     The company will bear the expense of this solicitation, including the reasonable costs incurred by custodians, nominees, fiduciaries and other agents in forwarding the proxy material to you. The company will also reimburse brokerage firms and other custodians and nominees for their expenses in distributing proxy material to you. In addition to the solicitation made by this proxy statement, certain directors, officers and employees of the company may solicit proxies by telephone and personal contact.





                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Nominees

     At the annual meeting, one Class I director will be elected to hold office until the 2001 annual meeting of stockholders and three Class II directors will be elected to hold office until the 2002 annual meeting of stockholders. The company's Articles of Incorporation provide that the directors are divided into three classes of equal or approximately equal number and that the number of directors constituting the board of directors will from time to time be fixed and determined by a vote of a majority of the company's directors serving at the time of such vote. The board of directors is now comprised of eight members, with Classes I and II consisting of three members and Class III consisting of two members.

     It is intended that the accompanying proxy, unless contrary instructions are set forth therein, will be voted for the election of the nominees for election as directors as set forth in the following table. If the nominees become unavailable for election to the board of directors, the persons named in the proxy may act with discretionary authority to vote the proxy for such other persons as may be designated by the board of directors. However, the board is not aware of any circumstances likely to render the nominees unavailable for election. The withholding of authority or abstention will have no effect upon the election of directors by holders of common stock and Series B and D preferred stock because under Nevada law directors are elected by a plurality of the votes cast, assuming a quorum is present. The presence of a majority of the outstanding shares of common stock and Series B and D preferred stock, voting as one class, will constitute a quorum. The shares held by each holder of common stock and Series B and D preferred stock who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

     The following table sets forth certain information with respect to the persons who will be the nominees for election at the annual meeting and the other incumbent directors and executive officers of the company. Included within the information below is information concerning the business experience of each such person during the past five years. The number of shares of common stock beneficially owned by each of the directors as of March 31, 1999 is set forth below in "Securities Ownership of Certain Beneficial Owners."




Nominees and Business Experience

Class I
Being elected at Annual Meeting for a term to expire in 2001
------------------------------------------------------------
Gene S.  Bertcher                     Mr. Bertcher has been Executive Vice President, Chief Financial Officer and
Age 50                                Treasurer of the company since November 1989 and was a  director from
                                      November 1989 until September 1996. He is a certified public accountant
Class II
Being elected at Annual Meeting for a term to expire in 2002
------------------------------------------------------------
Michael E.  McMurray                  Mr. McMurray has been a  director of the company since May 1991.  Since
Age 44                                July 1987, Mr. McMurray has been Vice President of Investments for
                                      Prudential Securities.  Prior to joining Prudential Securities, Mr. McMurray was a financial consultant for Shearson Lehman Hutton from 1983 until July
                                      1987.

Matthew G.  Gallins                   Mr. Gallins has been a  director of the company since June 1994.  Since
Age 43                                1990, Mr. Gallins has been a  director, President and Chief Operations
                                      Officer of Gallins Vending Company,  Inc., a food services vending company.  He is director  of  Southern  Community  Bank in Winston-Salem,
                                      North Carolina and has served on the boards of various charitable organizations.

Victor L.  Lund                       Mr.  Lund has been a  director of the company since 1996.  He founded
Age 70                                Wedgwood Retirement Inns, Inc.  ("Wedgwood") in 1977.  Wedgwood
                                      became a wholly  owned  subsidiary  of the company  on March  31,  1996.  For most of Wedgwood's  existence,  Mr. Lund was Chairman of the Board,
                                      President and Chief Executive Officer, positions he held until Wedgwood was acquired by the company.  He continues to serve as Chairman of the board of Wedgwood.

Incumbent Directors and Business Experience
Class I
Term expires in 2001
--------------------
James R. Gilley                       Mr. Gilley has been Chairman of the company since November 1989 and
Age 65                                was President and Chief Executive Officer from November 1989 until
                                      December 16, 1996.  He was  re-elected  as President and Chief Executive
                                      Officer on October 2, 1998.

Paul G.  Chrysson                     Mr. Chrysson has been a  director of the company since May 1995.  He is
Age 44                                President of C.B. Development Co., Inc., a North Carolina real estate developer, a position he has held for over five years.  Mr. Chrysson is a member of the boards of directors of Boddie-Noell Properties, Inc. and
                                      Wachovia Bank-Forsyth County, Winston Salem, North Carolina and has
                                      served on the boards of various charitable organizations. He has been a licensed real estate agent since 1974 and a licensed contractor since 1978.


                                        3



Class III
Term expires in 2000
Don C.  Benton                        Mr. Benton has been a  director of the company since June 1994.  He
Age 44                                currently serves as a consultant to various Twelve Step ministry programs.
                                      He was Director of Twelve Step Ministries, Lovers  Lane  United  Methodist
                                      Church of Dallas from 1991 until 1997 and has been a consultant for
                                      Spiritual  Counseling and Education for the Addiction Recovery Center since
                                      1993.  He also served in that capacity for the Argyle Specialty Hospital.
                                      Mr. Benton is a Licensed Chemical Dependency Counselor and a Certified
                                      Alcohol and Drug Abuse Counselor.

William A.  Shirley, Jr.              Mr. Shirley has been a  director of the company since 1998.  He was
Age 55                                Chairman of the Board and President of Villa Residential Care Homes, Inc.
                                      from 1989 until its acquisition by the company on December 31, 1997.  Mr.
                                      Shirley is President of Pascal Enterprises, a real estate investment company wholly owned by Mr. Shirley.

Other Executive Officers and Business Experience

Robert L.  Griffis                    Mr. Griffis has been Senior Vice President of the company since
Age 63                                November 1992, Secretary since June 1994 and was a  director from June
                                      1994 until  September  1996.  For the nine years prior to becoming an officer of the company, he was involved in the healthcare industry, as Senior Vice President of Retirement Corporation of America,  Senior Vice President of
                                      National Heritage, Inc., President of Health Resources, Inc., President of the
                                      long term care division of Clinitex Corp. and, from 1991 to 1992, as a consultant to the company.

Securities Ownership of Certain Beneficial Owners

     The following table sets forth as of March 31, 1999, certain information with respect to all stockholders known by the company to own beneficially more than 5% of the outstanding common stock and Series D, F and G preferred stock (which are the only outstanding classes of securities of the company, except for Series B preferred stock, the ownership of which is immaterial), as well as information with respect to the company's common stock and Series D, F and G preferred stock owned beneficially by each director, director nominee, and current executive officer whose compensation from the company in 1998 exceeded $100,000, and by all directors and executive officers as a group. Unless otherwise indicated, each of these stockholders has sole voting and investment power with respect to the shares beneficially owned.


                                            Preferred Stock                                  Common Stock
                                       ----------------------------  -------------------------------------------------------
                                                                                              Number of shares
                                                                                               Assuming Full
                                        Number      Percent           Number       Percent  Conversion of Preferred   Percent
     Name and Address                    of           of                of           of            Stock and            of
   of Beneficial Owner                  Shares       Series           Shares        Class      Options by Holder       Class
  ---------------------                --------    ---------         --------      -------   -----------------------  -------

                                       Series D Preferred Stock(1)
James R.  Gilley(2 & 3)                  675,000     100%            2,807,151       35.6%              3,144,651       38.2%
4265 Kellway Circle
Addison TX 75001
Sylvia M.  Gilley(2 & 3)                 675,000     100%            2,807,151       35.6%              3,144,651       38.2%
6211 Georgian Court
Dallas TX 75240
Victor L.  Lund(4)                          --        --             1,224,961       17.5%              1,224,961       17.5%
816 NE 87th Avenue
Vancouver WA 98664




                                                Preferred Stock                                  Common Stock
                                           ----------------------------  -------------------------------------------------------
                                                                                                  Number of shares
                                                                                                   Assuming Full
                                            Number      Percent           Number       Percent  Conversion of Preferred   Percent
     Name and Address                        of           of                of           of            Stock and            of
   of Beneficial Owner                      Shares       Series           Shares        Class      Options by Holder       Class
  ---------------------                    --------    ---------         --------      -------   -----------------------  -------

Floyd B.  Rhoades(5)                         --            --                953,012    13.3%                 953,012      13.3%
95 Argonaut Street
Aliso Viego CA 92656
Gene S.  Bertcher(6)                         --            --                166,000     2.3%                 166,000       2.3%
4265 Kellway Circle
Addison TX 75001
Robert L.  Griffis(7)                        --            --                 30,000      *                     30,000       *
4265 Kellway Circle
Addison TX 75001
Michael E.  McMurray(8)                      --            --                 20,000      *                     20,000       *
5330 Merrick Road
Massapequa NY 11758
Matthew G.  Gallins(9)                       --            --                 23,000      *                     23,000       *
715 Stadium Drive
Winston-Salem NC 27101
Paul G.  Chrysson(8)                         --            --                 20,000      *                     20,000       *
1045 Burke Street
Winston-Salem NC 27101
Don C.  Benton(8)                            --            --                 20,000      *                     20,000       *
Arrowhead Ranch
Route 1
Clarksville, TX  75246
William A.  Shirley, Jr.(12)                 --            --                599,000     8.6%                   599,000     8.6%
2621 State Street
Dallas TX 75204
                      Series F and G  Preferred Stock(11 & 12)
Lone Star Opportunity Fund LP(12)           2,200,000     100%                   --      --                   1,257,143    15.3%
600 N Pearl Street, Suite 1550
Dallas TX 75201
American Realty Trust, Inc.(13)              --             --                97,500     1.4%                    97,500     1.4%
10670 North Central Expressway
Suite 300
Dallas TX 75231
Basic Capital Management, Inc.(13)           --             --               141,260       2%                   141,260       2%
10670 North Central Expressway
Suite 600
Dallas TX 75231
Nevada Sea Investments, Inc.(13)             --             --                72,800       1%                    72,800       1%
10670 North Central Expressway
Suite 501
Dallas TX 75231
International Health Products, Inc.(13)      --             --               249,085     3.6%                   249,085     3.6%
10670 North Central Expressway
Suite 410
Dallas TX 75231
Davister Corporation (13)                    --             --               251,200     3.6%                   251,200     3.6%
10670 North Central Expressway
Suite 410
Dallas TX 75231
Institutional Capital Corporation (13)       --             --               242,500     3.6%                   242,500     3.6%
10670 North Central Expressway
Suite 411
Dallas TX 75231
All executive officers, directors and      675,000          100%           4,912,112    70.2%                 5,249,612    71.4%
director nominees as a group(1 & 2)
(nine persons)


-----------------------
* Less than one percent

(1) Represents Series D preferred stock which votes with common stock and Series B preferred stock as one class. Series D preferred stock is convertible into common stock at a rate of one share of common stock for two shares of Series D preferred stock.

(2) The shares are owned by a grantor trust for the benefit of Mr. and Mrs. Gilley. Sylvia M. Gilley is the spouse of James R. Gilley.

(3) Consists of 500,000 shares of common stock owned by JRG Investments Co., Inc., a corporation wholly owned by James R. Gilley ("JRG"); 863,151 shares of common stock owned by a grantor trust for the benefit of James R. and Sylvia M. Gilley; options to James R. Gilley to purchase 200,000 shares of common stock at $10.75 per share, exercisable through December 1, 2000; options to James R. Gilley to purchase 200,000 shares of common stock at $13.275 per share, exercisable through December 31, 2006; options to James
     R. Gilley to purchase 200,000 shares of common stock at $17.50 per share, exercisable through December 31, 2007; options to James R. Gilley to purchase 200,000 shares of common stock at $2.50 per share, exercisable through December 31, 2008; a warrant to purchase 108,000 shares at an exercise price of $12.98 per share, exercisable through October 1, 2006, owned by the grantor trust for the benefit of Mr. and Mrs. Gilley; and 536,000 shares of common stock owned of record by Mrs. Gilley. Other than shares owned by the grantor trust, Mrs. Gilley disclaims any beneficial ownership of the shares owned by Mr. Gilley and JRG. Mr. Gilley and JRG disclaim beneficial ownership of the shares owned by Mrs. Gilley. Mr. Gilley has pledged all of his shares in JRG to Institutional Capital Corporation (formerly known as MS Holding Corp.), a non-affiliated entity, as collateral for repayment of a promissory note payable by JRG to Institutional Capital Corporation in the remaining principal amount of $2,996,373. Of the shares of common stock owned by the grantor trust, 200,000 shares were acquired by the trust from the company in November 1993 in consideration of a $2,250,000 partial recourse promissory note executed by the grantor trust and Mr. Gilley (as co-maker). This note bears interest at an annual rate of 5.5% until November 2003, when the entire principal balance and all accrued interest is due. The note is collateralized by the 200,000 shares purchased by the grantor trust, and the grantor trust and Mr. Gilley (as co-maker) have personal recourse only for the first 20% of the principal balance.

(4) Consists of 1,214,961 shares of common stock owned by Mr. Lund and options to Mr. Lund to purchase 10,000 shares of common stock at $2.50 per share.

(5) Consists of 751,820 shares of common stock owned by Mr. Rhoades, options to Mr, Rhoades to purchase 200,000 shares of common stock at $17.50 per share, and 1,192 shares owned by his spouse. Mr Rhoades disclaims beneficial ownership of shares owned by his spouse.

(6) Consists of 46,000 shares of common stock issued for promissory notes of $92,500, for which 13,000 shares are currently pledged as collateral, options to purchase 20,000 shares of common stock for $11.25 per share, all of which are vested, and options to purchase 100,000 shares for $2.50 per share that vest one-third each year beginning at December 31, 1999.

(7) In November 1992, Mr. Griffis obtained a loan from the company for $75,000 which was used to exercise options to purchase 30,000 shares of the company's common stock. The loan is collateralized by the shares purchased by Mr. Griffis. He also has options to purchase 30,000 shares for $2.50 per share that vest one-third each year beginning at December 31, 1999.

(8) Consists of options to purchase 10,000 shares of common stock for $17.75 per share and options to purchase 10,000 shares at $2.50 per share.

(9) Consists of 3,000 shares of common stock owned by Matthew G. Gallins LLC, options to Mr. Gallins to purchase 10,000 shares of common stock for $17.75 per share and 10,000 shares at $2.50 per share.

(10) Includes 105,709 shares of common stock owned of record by Mr. Shirley, 483,291 shares of common stock which Mr. Shirley may acquire upon conversion of certain limited partnership units and options to purchase 10,000 shares at $2.50 per share.

(11) The holders of Series F preferred stock are entitled to elect one member to the board, but this right has not been exercised by such holders. Series F preferred stock is not otherwise entitled to vote except with regard to certain matters that effect changes to its rights and preferences. Series G senior non-voting convertible preferred stock is not entitled to vote except with regard to certain matters that effect changes to its rights and preferences.

(12) There are 1,400,000 shares of Series F preferred stock outstanding and 800,000 shares of Series G preferred stock outstanding. The Series F preferred stock and Series G preferred stock presently are convertible into 800,000 shares of common stock and 457,143 shares of common stock, respectively.

(13) Based on a Schedule 13D, dated April 8, 1998, filed by each of these entities and by Gene E. Phillips, each of these entities owns of record the number of shares set forth for such entity in the table above and each of such entities and Mr. Phillips disclaim they filed such Schedule 13D as a "group". According to the Schedule 13D, Basic Capital Management, Inc. may be deemed to beneficially own 311,560 shares, including the shares owned of record by American Realty Trust, Inc. and Nevada Sea Investments, Inc., and Mr. Phillips may be deemed to beneficially own all 1,054,345 shares owned of record and beneficially by these six entities. In the Schedule 13D, Mr. Phillips does not affirm beneficial ownership of any of these shares.

Executive Compensation

     The following tables set forth the compensation paid by the company for services rendered during the fiscal years ended December 31, 1998, 1997, and 1996 to the Chief Executive Officer of the company and to the other executive officers of the company whose total annual salary in 1998 exceeded $100,000, the number of options granted to any of such persons during 1998, and the value of the unexercised options held by any of such persons on December 31, 1998.


                                                 Summary Compensation Table


                                                                      Long Term Compensation-
                                                                          Number of
                                                                           Shares of
         Name and                                   Annual                Common Stock                 All
         Principal                              Compensation-              Underlying                 Other
         Position                   Year            Salary                   Options             Compensation(1)
--------------------------          ----        ---------------       ------------------------   ---------------

James R. Gilley,                    1998               $414,000                200,000                 $6,500
Chairman, President and             1997                460,000                200,000                  6,500
Chief Executive Officer(2)          1996                460,000                200,000                  8,500

Floyd B. Rhoades,                   1998                180,000                      -                  6,500
Former President(3)                 1997                200,000                200,000                  6,500
                                    1996                152,000                      -                      -
Gene S. Bertcher,                   1998                162,000                100,000                      -
Executive Vice   President          1997                180,000                      -                      -
and Chief Financial Officer         1996                180,000                      -                  7,500
Robert L. Griffis,                  1998                 90,000                 30,000                      -
Senior Vice President               1997                100,000                      -                      -
                                    1996                120,000                      -                  7,500
Jerry Ramsdale                      1998                125,000                  6,000                      -
Vice President-Human                1997                 62,500                  4,000                      -
Resources                           1996                      -                      -                      -


(1)  Constitutes directors' fees paid by the company to the named individuals.

(2) James R. Gilley served as President and Chief Executive Officer until December 16, 1996 and resumed the office October 2, 1998 when Floyd B. Rhoades departed the company.

(3) Floyd B. Rhoades ceased to be an executive officer in October 1998. His compensation for a portion of 1996 represents compensation paid by American Care Communities, Inc. prior to its acquisition by the company on December 31, 1996.




                               Option Grants Table
                       (Option Grants in Last Fiscal Year)


                                 Number of          Percent of
                                Securities        Total Options
                                Underlying          Granted to          Exercise or
                                   Options          Employees in         Base Price          Expiration
     Name                        Granted            Fiscal Year          Per Share             Date
-----------------               ----------        --------------        ------------         -----------

James R. Gilley                    200,000                   30%             $2.50             12/31/08
Gene S Bertcher                    100,000                   15%              2.50             12/31/08
Robert L. Griffis                   30,000                    4%              2.50             12/31/08
Jerry Ramsdale                       6,000                    1%              2.50             12/31/08



                                         Aggregated Option Exercises in Last Fiscal
                                                Year and FY-End Option Values


                                                                                                      Value of Unexercised
                                                                   Number of Securities                    In-the-Money
                                                                  Underlying Unexercised                 Options at 1998
                                                                  Options at 1998 FY-End                      FY-End
                         Shares Acquired        Value             ----------------------              ---------------------
        Name               on Exercise        Realized         Exercisable     Unexercisable       Exercisable    Unexercisable
-----------------        ---------------      ---------        -----------     -------------       -----------    -------------
James R. Gilley                --                --                800,000            --               $12,500         $--
Floyd B. Rhoades               --                --                200,000            --                  --            --

Gene S. Bertcher               --                --                120,000            --                 6,250          --

Robert L. Griffis              --                --                 30,000            --                 1,875          --



Stock Option Plan

     The compensation committee administers the company's 1992 Stock Option Plan, as amended (the "1992 Plan"), and 1997 Stock Option Plan (the "1997 Plan"), each of which provides for grants of incentive and non-qualified stock options to the company's executive officers, as well as its directors and other key employees, and consultants in the case of the 1997 Plan. Under both Plans, options are granted to provide incentives to participants to promote long-term performance of the company and specifically, to retain and motivate senior management in achieving a sustained increase in stockholder value. Currently, neither Plan has a pre-set formula or criteria for determining the number of options that may be granted. The exercise price for an option granted under both Plans is determined by the compensation committee, in an amount not less than 100 percent of the fair market value of the company's common stock on the date of grant. The compensation committee reviews and evaluates the overall compensation package of the executive officers and determines the awards based on the overall performance of the company and the individual performance of the executive officers. The company currently has reserved 217,500 shares of common stock for issuance under the 1992 Plan and 500,000 shares of common stock under the 1997 Plan. As of the date of this proxy statement options have been granted for all but 22,000 shares reserved under the 1992 Plan and 86,888 shares under the 1997 Plan.

Employment Agreements

     The company has an employment agreement with James R. Gilley, Chairman, President and Chief Executive Officer, dated January 1, 1997, that provides for a three year term that recommences each day. The agreement provides for a base salary of $460,000 and 200,000 fully vested, non-qualified stock options each year in lieu of any cash bonus. The agreement may be terminated only upon resignation, mutual consent or for good cause.

     The company had an employment agreement with Floyd B. Rhoades, President and Chief Executive Officer from December 31, 1996 to October 2, 1998, dated December 30, 1996, that provided for a three year term and provided compensation of $200,000 per year. Mr. Rhoades ceased to serve as President and Chief Executive Officer on October 2, 1998 and he was paid under his Employment Agreement until March 31, 1999 when the agreement was canceled for consideration of $77,000.

     The company has an employment agreement with Gene S. Bertcher, Executive Vice President and Chief Financial Officer. The agreement, dated January 1, 1997, provides for a two year term that recommences each day. The agreement provides for compensation of $180,000 per year, discretionary bonus and may be terminated early only upon resignation, mutual consent or for good cause.

                          COMPENSATION COMMITTEE REPORT

     The compensation paid to the company's executive officers is reviewed and approved annually by the compensation committee of the board of directors. The compensation committee consists entirely of non-employee directors. Current members of the committee are Messrs. Benton, Chrysson, Gallins and McMurray. In addition to approving annual compensation for the company's executive officers, the compensation committee approves any incentive awards for executive officers and other key employees, any stock option grants and additional benefits such as the company's 401(k) plan.

     The company's compensation philosophy is to attract, retain and reward executives who have shown they are capable of leading the company in achieving its business objectives and performance goals. These objectives include preserving and increasing the company's asset value; positioning the company's operations in geographic markets offering long term, profitable growth opportunities; preserving and enhancing shareholder value and keeping the company competitive in its marketing and operations. The accomplishment of these objectives is measured against conditions prevalent in the assisted living industry. In recent years the industry has grown to be a highly competitive industry for residents, real estate and services in a rapidly changing regional and national environment.

     The compensation committee determined that the primary forms of executive compensation should be base salary and stock options. The company's performance is a key consideration (to the extent that such performance can be fairly attributed or related to an executive's performance) and each executive's responsibilities and capabilities are key considerations. The committee strives to keep executive base salaries competitive for comparable positions in other corporations where possible. In addition, the committee believes in equity compensation wherein executives will be additionally rewarded based on increasing the company's shareholder value. Base salaries are predicated on a number of factors, including:

o recommendation of the Chief Executive Officer; o knowledge of similarly situated executives at other companies;
o    the executive's position and responsibilities within the company;
o the compensation committee's subjective evaluation of the executive's contribution to the company's performance;
o the executive's experience and o the term of the executive's tenure with the company.

Chief Executive Officer Compensation

     Floyd B. Rhoades, President and Chief Executive Officer until October 2, 1998 and James R. Gilley, President and Chief Executive Officer since October 2, 1998, both had employment agreements with the company providing, among other things, each individual's base salary and other benefits. As a result, the compensation committee did not review compensation for the Chief Executive Officer position.

Compensation Committee
Michael McMurray, Chairman
Don Benton
Paul Chrysson
Matthew Gallins

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a $100 investment in the company's common stock on December 31, 1994 through December 31, 1998, based on the company's closing stock price on December 31, for each of those years. The same information is provided for the Standard & Poor's 500 index and, from 1996 through 1998 for an industry peer group1.

[GRAPHIC OMITTED]




          Year      Greenbriar        S&P 500       Industry
          1994             100            100
          1995             771            134
          1996           1,067            161           100
          1997           1,343            211           159
          1998             195            268           159









----------------------
1 The company considers its peer group to be public companies whose business is primarily in the assisted living industry. Those companies are Alternative Living Services, Inc., ARV Assisted Living, Inc., Assisted Living Concepts, Inc., Capital Senior Living, Inc., Carematrix Corporation, Emeritus Corporation, Karrington Health, Inc., Regent Assisted Living, Inc. and Sunrise Assisted Living, Inc. Only eight of these companies have been public since December 1996 and, consequently, only their performance is shown from that time.

Certain Relationships and Related Transactions

     The following paragraphs describe certain transactions between the company and any stockholder beneficially owning more than 5% of the outstanding common stock, the executive officers and directors of the company and members of the immediate family or affiliates of any of them, which occurred since the beginning of the 1996 fiscal year.

     On November 19, 1993 the company sold 200,000 unregistered shares of its common stock to The April Trust, a grantor trust for the benefit of James R. Gilley, Chairman, President and Chief Executive Officer of the company, and his wife, at a price equal to the closing price of the shares on the American Stock Exchange on that date ($11.25) per share for consideration consisting of a $2,250,000 promissory note (for which Mr. Gilley is a co-maker) for the full purchase price thereof, of which 20% of the principal amount of the note is a recourse obligation of Mr. Gilley and the grantor trust and the balance of the note is nonrecourse. Such note bears interest at the rate of 5.5% per annum, which accrues and is payable along with all principal upon maturity on November 18, 2003, and is secured by a pledge of the stock back to the company to hold as collateral for payment of the note pending payment in full. On December 16,1996, the compensation committee extended the due date of such note to November 18, 2008.

     Gene S. Bertcher and Robert L. Griffis, officers of the company, are indebted to the company for an aggregate of $92,500 and $75,000, respectively, for notes issued in payment for shares of Common Stock. Mr. Bertcher's notes are secured by a pledge of 13,000 shares of common stock. Mr. Griffis' note is secured by a pledge of his 30,000 shares. Such notes bear interest at a rate equal to any cash or stock dividends declared on the purchased stock and are due in a single installment for each such note on or before October 1, 2002.

     As part of the Wedgwood Acquisition and as an accommodation to the sellers to assist them to help achieve a tax-free acquisition, James R. Gilley and members of his family agreed to contribute a retail property in North Carolina to the company in exchange for 675,000 shares of the company's Series D preferred stock. Mr. Gilley and his family had owned the retail property for over five years. The consideration received by James R. Gilley and members of his family, valued at $3,375,000, was based upon an independent appraisal of the North Carolina shopping center. The Series D preferred stock is unregistered, has no trading market unless converted to common stock and is entitled to one vote per share on all matters to come before a meeting of stockholders. The Series D preferred stock bears a cumulative quarterly dividend of 9.5% per year, which approximates the cash flow Mr. Gilley and his family members were receiving from the retail property prior to its contribution to the company. The Series D preferred stock is convertible into unregistered shares of common stock at a ratio of one share of common stock for two shares of Series D preferred stock. Mr. Gilley and his family members and affiliates transferred all of the shares of Series D preferred stock to The April Trust effective April 1997.

     The company agreed to register the shares of common stock into which the Series D preferred stock is convertible under limited circumstances, as follows: the company agreed to give the holders of such shares the right to demand registration of all or a portion of the common stock upon conversion provided holders of at least a majority of the shares join in such demand; and the company agreed to give the holders of common stock "piggy-back" registration rights to include all or a portion of the shares in any other registration statement filed by the company under the Securities Act (other than on Form S-8 or Form S-4), subject to certain rights of the company not to include all or a portion of such shares under certain circumstances. The company agreed to pay all expenses of the demand or piggy-back registration other than underwriting fees, discounts and commissions.

     The company agreed to register the shares of common stock into which the Series E preferred stock was converted, in connection with the Wedgwood Acquisition, a large percentage of which is held by Victor L. Lund, under limited circumstances, as follows: commencing two years after the closing of the Wedgwood Acquisition, the company agreed to give the holders of such shares the right to demand registration of all or a portion of the common stock provided at least a majority of the shares join in such demand and the company agreed to give the holders of the common stock "piggy-back" registration rights to include all or a portion of the shares in any other registration statement filed by the company under the Securities Act (other than on Form S-8 or Form S-4), subject to certain rights of the company not to include all or a portion of such shares under certain circumstances. The company agreed to pay all expenses of the demand or piggy-back registration, other than underwriting fees, discounts and commissions.

     In connection with the Wedgwood Acquisition, the company entered into a Construction Management Agreement with Victor L. Lund pursuant to which Mr. Lund agreed to serve, for three years following closing of the Wedgwood Acquisition, as a construction manager to oversee construction for the company of up to 20 assisted living facilities, including those that provide Alzheimer's care, during the term of the agreement. The Construction Management Agreement was terminated by mutual agreement in October 1997. Mr. Lund received monthly fees based on the percentage of completion of each facility with a total fee of $150,000 for each facility successfully completed, less any distributions paid to Mr. Lund from any partnership or limited liability company in which Mr. Lund and the company both own equity interests. Mr. Lund was responsible for paying the costs of any construction supervisors or similar on-site personnel employed by him to satisfy his oversight duties to the company. Mr. Lund owns a 51% equity interest and the company owns a 49% equity interest in two limited partnerships. The company has an option to buy Mr. Lund's interests in these partnerships for $10,000.

     In 1996 The April Trust purchased a Stock Purchase Warrant from an unaffiliated holder to purchase 108,000 shares of common stock at an exercise price of $12.98 per share. That warrant contains anti-dilution clauses requiring a reduction in the exercise price to adjust for any issuances of common stock at a price less than the exercise price, which had occurred and would occur in connection with the merger with American Care. To eliminate any future conflicts and negotiations of changes in the exercise price, the warrant was amended to fix the exercise price at $10.00 and to extend the termination date until October 1, 2006.

     On January 13, 1998, Lone Star Opportunity Fund, L.P. ("Lone Star") purchased 1,400,000 shares of Series F preferred stock and 800,000 shares of Series G preferred stock for an aggregate purchase price of $22,000,000. The Series F preferred stock and Series G preferred stock are convertible into 1,257,143 shares of common stock. The company agreed to register the shares of common stock into which the Series F preferred stock and Series G preferred stock are convertible under limited circumstances, as follows: the company agreed to give the holders of such shares the right to demand registration on two occasions of all or a portion of the common stock upon conversion provided holders of at least a majority of the shares join in such demand and the aggregate offering price is equal to at least $3 million; the company agreed to give the holders of common stock "piggy-back" registration rights to include all or a portion of the shares in any other registration statement filed by the company under the Securities Act (other than on Form S-8 or Form S-4), subject to certain rights of the company not to include all or a portion of such shares under certain circumstances; and the company agreed to register the shares on Form S-3 upon conversion, if Form S-3 is available to the company, as long as the aggregate offering price for the shares registered on such Form S-3 were at least equal to $3 million and provided the company will not be required to effect more than one registration on Form S-3 during any twelve month period. The company agreed to pay all expenses of any demand, piggy-back or Form S-3 registration, other than underwriting fees, discounts and commissions.

     It is the policy of the company that all transactions between the company and any officer or director, or any of their affiliates, must be approved by the conflict of interest committee, which is comprised of non-management members of the board of directors of the company. All of the transactions described above were approved.

Organization of the Board of directors

The board of directors has the following committees:

               Committee                          Members
               ---------                          -------

               Executive                          James R. Gilley - Chairman
                                                  Victor L. Lund
                                                  Paul Chrysson
                                                  Michael E. McMurray

               Audit                              Matthew G. Gallins - Chairman
                                                  Don C. Benton
                                                  Paul G. Chrysson
                                                  Michael E. McMurray
                                                  William A. Shirley, Jr.


               Compensation Committee             Michael E. McMurray - Chairman
                                                  Don C. Benton
                                                  Paul G. Chrysson
                                                  Matthew G. Gallins


               Conflicts of Interest              Paul G. Chrysson - Chairman
                                                  Don C. Benton
                                                  Matthew G. Gallins
                                                  Michael E. McMurray

         The executive committee conducts the normal business operations of the company and acts as the nominating committee. The audit committee recommends an independent auditor for the company, consults with such independent auditor and reviews the company's financial statements. The compensation committee fixes the compensation of officers and key employees of the company and administers the company's stock option plans. The conflicts of interest committee receives and investigates any reports of or perceived conflicts of interest in any activities undertaken by the company.

         Any stockholder who wishes to recommend a prospective nominee for the board of directors for consideration by the executive committee for the election in 2000 may write: Corporate Secretary, 4265 Kellway Circle, Addison, Texas 75001, on or before January 1, 2000.

         The board of directors had six meetings during 1998. The executive committee met twice, the audit committee met twice and the compensation committee met once.

Compensation of Directors

         The company pays each director a fee of $2,500 per year, plus a meeting fee of $1,000 for each board meeting attended.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely upon a review of Forms 3, 4 and 5 furnished to the company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or upon written representations received by the company, the company is not aware of any failure by any director, officer or beneficial owner of more than 10% of the company's common stock to file with the Securities and Exchange Commission, on a timely basis, any Form 3, 4 or 5 relating to 1998.


                                   PROPOSAL 2
                            RATIFICATION OF AUDITORS


         The board of directors has selected Grant Thornton, LLP to serve as the company's independent auditors for the year ending December 31, 1999. The stockholders are being asked to ratify the board's selection. Representatives of Grant Thornton, LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to answer appropriate questions.

         Ratification of the appointment of Grant Thornton, LLP as the company's independent auditors for the fiscal year ending December 31, 1999 requires the approval by a majority vote of the outstanding shares of common stock and Series B and D preferred stock attending the annual meeting, either in person or by proxy.

         The Board of Directors recommends a vote FOR Proposal 2.
                                                  ---

                                  ANNUAL REPORT

         The annual report to stockholders, including consolidated financial statements, for the year ended December 31, 1998, accompanies the proxy material being mailed to all stockholders. The annual report is not a part of the proxy solicitation material. The annual report includes the company's Form 10-K for 1998, including the financial statements and schedules, as filed with the Securities Exchange Commission. A stockholder may also request copies of any exhibit to the Form 10-K, and the company will charge a fee to cover expenses to prepare and send any exhibits. You may request these from: Corporate Secretary, Greenbriar Corporation, 4265 Kellway Circle, Addison, Texas 75001.


                                  OTHER MATTERS

         The board of directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented to the annual meeting by others. In the event that other matters properly come before the annual meeting or any adjournments thereof it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

                             DEADLINE FOR SUBMISSION
                          OF PROPOSALS TO BE PRESENTED
                   AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

         Any stockholder who intends to present a proposal at the 2000 annual meeting of stockholders must file such proposal with the company by March 1, 2000 for possible inclusion in the company's proxy statement and form of proxy relating to the meeting.


By Order of the Board of Directors



Robert L. Griffis, Secretary

                             Greenbriar Corporation

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders of Greenbriar Corporation, to be held at the offices of the company at 4265 Kellway Circle, Addison, Texas 75001, on June 4, 1999, beginning at 10:00 a.m., Dallas Time, and the proxy statement in connection therewith and appoints James R. Gilley and Gene S. Bertcher, and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock and Series B and D preferred stock of the company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.


     The undersigned directs that the undersigned's proxy be voted as follows:

     1.   ELECTION OF       [ ]  FOR the Class I nominee and          [ ]  WITHHOLD AUTHORITY
          DIRECTORS              Class II nominees listed below            to vote for the Class I
                                 (except as marked to the                  nominee and Class II
                                 contrary below)                           nominees listed below

          Class I nominee:   Gene S. Bertcher

          Class II nominees:  Michael E. McMurray, Matthew G. Gallins, and Victor L. Lund
          (Instruction: To withhold authority to vote any individual nominee, right that nominee's name on the line provided below.)
          --------------------------------------------------------------------------------------------------------------------------

     2.   RATIFY SELECTION OF       [ ]  FOR                 [ ]  AGAINST            [ ]  ABSTAIN
          GRANT THORNTON , LLP           ratification             ratification            from voting
          AS THE COMPANY'S
          AUDITORS

     3.   IN THE  DISCRETION  OF THE  PROXIES,  ON ANY  OTHER  MATTER  WHICH MAY  PROPERLY COME BEFORE THE MEETING.

         This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the election of the Class I director nominee and Class II director nominees in item 1 above and for the ratification and approval in item 2 above.

         The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock or Series B and D preferred stock of the company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

         If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

         Please date, sign and mail this proxy in the enclosed envelope. No postage is required.

                                   Date ________________ ____, 1999


                                   ---------------------------------------------
                                       Signature of Stockholder


                                   ---------------------------------------------
                                       Signature of Stockholder

                    Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.